SCHEDULE 14A
                               (RULE 14a-101)

                          SCHEDULE 14A INFORMATION

            PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                   SECURITIES EXCHANGE ACT OF 1934
                           (AMENDMENT NO.      )

 Filed by the Registrant {X}

 Filed by a Party other than the Registrant {  }

 Check the appropriate box:

 {_}  Preliminary Proxy Statement
      {  } Confidential, For Use of the Commission Only (as permitted by
           Rule 14a-6(e)(2))
 { }  Definitive Proxy Statement
 {X}  Definitive Additional Materials
 {_}  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        BIRMINGHAM STEEL CORPORATION
         ---------------------------------------------------------
              (Name of Registrant as specified in its charter)

                        ----------------------------
    (Name of person(s) filing proxy statement, if other than Registrant)

 Payment of Filing Fee (Check the appropriate box):

 {X}  No fee required.

 { } Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      (4)  Proposed maximum aggregate value of transactions:
      (5)  Total fee paid.

 _____
 { }  Fee paid previously with preliminary materials.
 { } Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:






[LOGO]                                      CONTACT:   ROY WINNICK
                                                       KEKST AND COMPANY
                                                       212-521-4842


                     BIRMINGHAM STEEL ISSUES STATEMENT


BIRMINGHAM, Ala., December 1, 1999 - Birmingham Steel Corporation (NYSE:
BIR) today stated that, as first indicated late yesterday, the Company's Annual Meeting of Stockholders has been postponed pending the tabulation of consents and any revocations of consents by an independent inspector of election. Also as announced yesterday, a date for the Annual Meeting will be set, if appropriate, following completion of the tabulation process by the independent inspector.

The Company emphasized that, pending completion of the tabulation process, the Company's incumbent, duly elected Board of Directors and management team will continue to serve as its duly elected and appointed directors and officers, respectively. Accordingly, the United Group does not at this time speak on behalf of the Board of Directors of Birmingham Steel or its management and any statements made by them as such should be treated accordingly.

Birmingham Steel operates in the mini-mill sector of the steel industry and conducts operations at facilities located across the United States. The common stock of Birmingham Steel is traded on the New York Stock Exchange under the symbol "BIR."

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